UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material under §240.14a-12

SCIENTIFIC GAMES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend and supplement Scientific Games Corporation’s (the “Company”) definitive proxy statement for its 2014 annual meeting of stockholders (the “Proxy Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2014.  This amendment is being filed solely in order to modify the Proxy Statement due to the appointment of Michael Gavin Isaacs as President and Chief Executive Officer of the Company.  Effective June 9, 2014, Mr. Isaacs was named President and Chief Executive Officer of the Company, succeeding David L. Kennedy.  Mr. Kennedy will continue to serve as Vice Chairman of the Company’s board of directors (the “Board”) in an executive capacity.  The Board expects to make a determination regarding Mr. Isaacs joining the Board in the near future.

Accordingly, the Company is providing the information below regarding Mr. Isaacs to supplement information in the Proxy Statement.  All other information contained in the original Proxy Statement is unaffected by the additional information reflected in this Amendment No. 1 and has not been included in this Amendment No. 1.

Mr. Isaacs, 49, served as Chief Executive Officer of SHFL entertainment, Inc. from April 2011 until November 2013.  Prior to that, Mr. Isaacs served as Executive Vice President and Chief Operating Officer of Bally Technologies, Inc. for approximately five years.  Prior to that, Mr. Isaacs held senior roles at Aristocrat Leisure Limited.

For information regarding the Company’s employment agreement with Mr. Isaacs and the Company’s new employment agreement with Mr. Kennedy (which replaces Mr. Kennedy’s prior employment agreement with the Company), please refer to the Company’s Current Report on Form 8-K filed with the SEC on the date hereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 11, 2014:

This Amendment No. 1, the Proxy Statement, the Company’s 2013 Annual Report and a sample of the form of proxy card sent or given to the Company’s stockholders are available through the Investors link on the Company’s website at www.scientificgames.com or through www.proxyvote.com.